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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-5935, 33-19342, 33-38749, 33-39421, 33-60957 and 333-67545 on Form S-8 and in
Registration Statement Nos. 333-87477 and 333-32432 on Form S-3 of our report dated December 5, 2000, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 14) appearing in this Annual Report on Form 10-K of The Good Guys, Inc. for the fiscal year ended September 30, 2000.


/s/ DELOITTE & TOUCHE LLP

San Francisco, California
December 28, 2000